EXHIBIT 99.1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Hospitality Properties Trust, a Maryland real estate investment trust ("HPT"), or any subsequent acquisitions or dispositions of equity securities of HPT by either of the undersigned.

August 21, 2001                     HRPT PROPERTIES TRUST



                                    By: /s/ John Popeo
                                        Name: John Popeo
                                        Title: Treasurer and Chief Financial
                                                 Officer



                                    REIT MANAGEMENT & RESEARCH, INC.



                                    By: /s/ Thomas M. O'Brien
                                        Name: Thomas M. O'Brien
                                        Title: Vice President